Exhibit 10.3

GUARANTY

This GUARANTY, made effective as of March 31, 2026, is given by Virtuix Inc., a Delaware corporation (“Guarantor”), for the benefit of Streeterville Capital, LLC, a Utah limited liability company, and its permitted successors, transferees, and assigns (collectively “Investor”).

PURPOSE

A. Virtuix Holdings Inc., a Delaware corporation and parent of Guarantor (“Company”), has issued to Investor that certain Promissory Note of even date herewith in the original face amount of $2,681,718.42 (as amended, restated or otherwise modified, the “Note”).

B. The Note was issued pursuant to the terms of an Exchange Agreement of even date herewith between Company and Investor (as amended, restated or otherwise modified, the “Exchange Agreement”).

C. Investor agreed to enter into the Exchange (as defined in the Exchange Agreement) only upon the inducement and representation of Guarantor that Guarantor would guaranty certain indebtedness, liabilities and obligations of Company owed to Investor under the Note and all the other Exchange Documents (as defined in the Exchange Agreement), as provided herein.

NOW, THEREFORE, in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Investor to enter into the Exchange Documents and consummate the Exchange, Guarantor hereby agrees for the benefit of Investor as follows:

GUARANTY

1. Indebtedness Guaranteed. Guarantor hereby absolutely and unconditionally guarantees the prompt payment in full of the Obligations (as defined below), as and when the same (including without limitation portions thereof) become due and payable. Guarantor further acknowledges that the foregoing guaranty is made for the timely payment and performance of each of the Obligations and is not merely a guaranty of collection. For purposes of this Guaranty, “Obligations” means (a) all loans, advances, debts, liabilities and obligations, arising on or after the date of this Guaranty, owed by Company to Investor in connection with the Note, the Exchange Agreement, any other Exchange Documents or arising thereafter in connection with any of the of the foregoing, any modification or amendment to any of the foregoing, and (b) all costs and expenses, including reasonable and documented attorneys’ fees, incurred by Investor in connection with the collection or enforcement of any portion of the indebtedness, liabilities or obligations described in the foregoing clause (a) and the performance of the covenants and agreements of Company contained in the Note and the other Exchange Documents.

2. Representations and Warranties. Guarantor hereby represents and warrants to Investor that:

(a) Guarantor is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has the power and authority and the legal right to own and operate its properties and to conduct the business in which it is currently engaged.

(b) Guarantor has the power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guaranty and has taken all necessary action required by its form of organization to authorize such execution, delivery and performance.

(c) This Guaranty constitutes Guarantor’s legal, valid and binding obligation enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(d) The execution, delivery and performance of this Guaranty will not (i) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to Guarantor, (ii) violate or contravene any provision of Guarantor’s organizational documents, or (iii) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which Guarantor is a party or by which it or any of its properties may be bound or result in the creation of any lien thereunder, except in each case of foregoing clauses (i) through (iii) if such violation or breach could not be reasonably be expected to result in a material adverse effect on Guarantor. Guarantor is not in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could have a material adverse effect on its business, operations, properties, assets or financial condition.

(e) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on Guarantor’s part to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, this Guaranty other than (i) those that have been obtained, (ii) any consents, approvals, or filings that may be required in connection with the exercise by the Investor of remedies under the Exchange Documents, and

(iii) consents, approvals or filings that may be required by any applicable banking, insurance or other regulatory statutes.

(f) There are no actions, suits or proceedings pending or, to Guarantor’s knowledge, threatened in writing against or affecting Guarantor or any of its properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which, if determined adversely to Guarantor, would have a material adverse effect on its business, operations, property or financial condition or on its ability to perform its obligations hereunder.

(g) (i) This Guaranty is not given with actual intent to hinder, delay or defraud any entity to which Guarantor is, or will become on or after the date of this Guaranty, indebted, (ii) [Reserved]1, (iii) Guarantor is not insolvent, as defined in any applicable state or federal statute, nor will Guarantor be rendered insolvent by the execution and delivery of this Guaranty to Investor, and (iv) Guarantor does not intend to incur debts that will be beyond Guarantor's ability to pay as such debts become due.

(h) Guarantor has examined or has had the full opportunity to examine the Note and all the other Exchange Documents, all the terms of which are acceptable to Guarantor.

(i) This Guaranty is given in consideration of Investor entering into the Exchange Documents and providing financing thereunder.

(j) Guarantor has received adequate consideration and at least a reasonably equivalent value in exchange for the giving of this Guaranty, which Guarantor hereby acknowledges having received, and thereby will materially benefit from the financial accommodations granted to Company by Investor pursuant to the Exchange Documents. Investor may rely conclusively on the continuing warranty, hereby made, that Guarantor continues to be benefitted by Investor’s extension of credit accommodations to Company and Investor shall have no duty to inquire into or confirm the receipt of any such benefits, and this Guaranty shall be effective and enforceable by Investor without regard to the receipt, nature or value of any such benefits. As such, this Guaranty is a valid and binding obligation of Guarantor. Guarantor further covenants and agrees that it will not use lack of consideration as a defense to its performance of its obligations under this Guaranty.

3. Alteration of Obligations. In such manner, upon such terms and at such times as Investor and Company deem best and without notice to Guarantor, Investor and Company may alter, compromise, accelerate, extend, renew or change the time or manner for the payment of any Obligation, increase or reduce the rate of interest on the Note, release Company, as to all or any portion of the Obligations, release, substitute or add any one or more guarantors or endorsers, accept additional or substituted security therefor, or release or subordinate any security therefor. No exercise or non-exercise by Investor of any right available to Investor, no dealing by Investor with Guarantor or any other guarantor, endorser of the note or any other person, and no change, impairment or release of all or a portion of the obligations of Company under any of the Exchange Documents or suspension of any right or remedy of Investor against any person, including, without limitation, Company and any other such guarantor, endorser or other person, shall in any way affect any of the obligations of Guarantor hereunder or any security furnished by Guarantor or give Guarantor any recourse against Investor. Guarantor acknowledges that its obligations hereunder are independent of the obligations of Company.

4. Waiver. To the extent permitted by law, Guarantor hereby waives and relinquishes all rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such rights or remedies, including (without limitation) (a) any right to require Investor to proceed against Company or any other person or to pursue any other remedy in Investor’s power before proceeding against Guarantor; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure of Investor to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons; (c) demand, protest and notice of any kind, including, without limitation, notice of the existence, creation or incurring of any new or additional indebtedness, liability or obligation or of any action or non-action on the part of Company, Investor, any endorser or creditor of Company or Guarantor or on the part of any other person whomsoever under this or any other instrument in connection with any obligation or liability or evidence of indebtedness held by Investor as collateral or in connection with any Obligation hereby guaranteed; (d) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (e) any defense arising because of Investor’s election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code; (f) any defense based on any borrowing or grant of a security interest under Section 364 of the Federal Bankruptcy Code; (g) any claim, right or remedy which Guarantor may now have or hereafter acquire against Company that arises hereunder and/or from the performance by Guarantor hereunder, including, without limitation, any claim, right or remedy of Investor against Company or any security which Investor now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise; and (h) any obligation of Investor to pursue any other guarantor or any other person, or to foreclose on any collateral. Notwithstanding anything to the contrary in this Section 4 or elsewhere in this Guaranty, nothing herein shall be construed to waive, and Guarantor expressly retains, any and all defenses to the enforcement of this Guaranty that are based upon: (a) the payment and performance in full of all Obligations (other than obligations which by their express terms survive such payment and performance, to the extent no claim giving rise thereto has been asserted) and (b) actual and intentional fraud by Investor in connection with the execution or enforcement of this Guaranty.

5. Bankruptcy. So long as any Obligation shall be owing to Investor, Guarantor shall not, without the prior written consent of Investor, commence, or join with any other person in commencing, any bankruptcy, reorganization, or insolvency proceeding against Company. The obligations of Guarantor under this Guaranty shall not be altered, limited or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company, or by any defense which Company may have by reason of any order, decree or decision of any court or administrative body resulting from any such proceeding.

6. Claims in Bankruptcy. If at any time the holder of the Note is required to refund to Company any payments made by Company under the Note because such payments have been held by a bankruptcy court having jurisdiction over Company to constitute a preference under any bankruptcy, insolvency or similar law then in effect, or for any other reason, then in addition to Guarantor’s other obligations under this Guaranty, Guarantor shall reimburse the holder in the aggregate amount of such refund payments.

7. Costs and Attorneys’ Fees. If Company or Guarantor fails to pay all or any portion of any Obligation when due and payable, or Guarantor otherwise breaches any provision hereof or otherwise defaults hereunder, Guarantor shall pay all such expenses and actual reasonable and documented attorneys’ fees incurred by Investor in connection with the enforcement of any obligations of Guarantor hereunder, including, without limitation, any reasonable and documented attorneys’ fees incurred in any negotiation, alternative dispute resolution proceeding subsequently agreed to by the parties, if any, litigation, or bankruptcy proceeding or any appeals from any of such proceedings.

8. Cumulative Rights. The amount of Guarantor’s liability and all rights, powers and remedies of Investor hereunder and under any other agreement now or at any time hereafter in force between Investor and Guarantor, including, without limitation, any other guaranty executed by Guarantor relating to any indebtedness, liability or obligation of Company owed to Investor, shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Investor by law. This Guaranty is in addition to and exclusive of the guaranty of any other guarantor of any indebtedness, liability or obligation of Company owed to Investor.

9. Independent Obligations. The obligations of Guarantor hereunder are independent of the obligations of Company and, to the extent permitted by law, in the event of any breach or default hereunder, a separate action or actions may be brought and prosecuted against Guarantor whether or not Company is joined therein or a separate action or actions are brought against Company. Investor may maintain successive actions for other breaches or defaults. Investor’s rights hereunder shall not be exhausted by Investor’s exercise of any of Investor’s rights or remedies or by any such action or by any number of successive actions until and unless all Obligations have been paid and fully performed.

10. Severability. If any part of this Guaranty is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Guaranty shall remain in full force and effect.

11. Successors and Assigns. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns, including the assignees of any Obligation.

12. Notices. Whenever Guarantor or Investor shall desire to give or serve any notice, demand, request or other communication with respect to this Guaranty, each such notice shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of:

(a) the date delivered, if delivered by personal delivery as against written receipt therefor or by email to an executive officer, or by confirmed facsimile,

(b) the fifth business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

(c) the third business day after mailing by domestic or international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the address for such party (or the Company, in respect of notices delivered to the Guarantor) set forth in the Exchange Agreement (or at such other addresses as such party may designate by ten (10) calendar days’ advance written notice similarly given to each of the other parties hereto).

13. Application of Payments or Recoveries. Any payments made by Guarantor shall be made to Investor, to be credited and applied to the Obligations under this Guaranty in immediately available Dollars to an account designated by Investor or at any address that may be specified in writing from time to time by Investor, all in accordance with the Note.

14. Setoff. If an Event of Default (as defined in the Note) shall have occurred and be continuing, Investor shall have a right of setoff against all monies, securities and other property of Guarantor now or hereafter in the possession of, or on deposit with, Investor (if any), whether held in a general or special account or deposit, or for safekeeping or otherwise. Such right is in addition to any right of setoff Investor may have by law. Investor agrees to notify Guarantor promptly after any such setoff and application; provided that, the failure to give such notice shall not affect the validity of such setoff and application.

15. Miscellaneous.

15.1 Governing Law and Venue. This Guaranty shall be governed by and interpreted in accordance with the laws of the State of Utah for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Without modifying Guarantor’s obligations to resolve disputes hereunder pursuant to the Arbitration Provisions (as defined below), Guarantor consents to and expressly agrees that exclusive venue for the arbitration of any dispute arising out of or relating to this Guaranty or the relationship of the parties or their affiliates shall be in Salt Lake County, Utah. Without modifying the parties obligations to resolve disputes hereunder pursuant to the Arbitration Provisions (as defined below), for any litigation arising in connection with this Agreement, Guarantor hereby (a) consents to and expressly submits to the exclusive personal jurisdiction of any state court sitting in Salt Lake County, Utah, (b) expressly submits to the exclusive venue of any such court for the purposes hereof, and (c) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim or objection to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper.

15.2 Arbitration of Claims. The parties hereto hereby incorporate by this reference the arbitration provisions set forth as an exhibit to the Exchange Agreement (“Arbitration Provisions”). The parties shall submit all Claims (as defined in the Arbitration Provisions) arising under this Guaranty or other agreements between the parties and their affiliates to binding arbitration pursuant to the Arbitration Provisions. The parties hereby acknowledge and agree that the Arbitration Provisions are unconditionally binding on the parties hereto and are severable from all other provisions of this Guaranty. Any capitalized term not defined in the Arbitration Provisions shall have the meaning set forth in the Exchange Agreement. By executing this Guaranty, Guarantor represents, warrants and covenants that Guarantor has reviewed the Arbitration Provisions carefully, consulted with legal counsel about such provisions (or waived its right to do so), understands that the Arbitration Provisions are intended to allow for the expeditious and efficient resolution of any dispute hereunder, agrees to the terms and limitations set forth in the Arbitration Provisions, and that Guarantor will not take a position contrary to the foregoing representations. Guarantor acknowledges and agrees that Investor may rely upon the foregoing representations and covenants of Guarantor regarding the Arbitration Provisions.

15.3 Entire Agreement. Except as provided in any other written agreement now or at any time hereafter in force between Investor and Guarantor, this Guaranty shall constitute the entire agreement of Guarantor with Investor with respect to the subject matter hereof, and no representation, understanding, promise or condition concerning the subject matter hereof shall be binding upon Investor unless expressed herein.

15.4 Construction. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and the masculine shall include the feminine and neuter and vice versa. The word “person” as used herein shall include any individual, company, firm, association, partnership, corporation, trust or other legal entity of any kind whatsoever. The headings of this Guaranty are inserted for convenience only and shall have no effect upon the construction or interpretation hereof.

15.5 Amendments, Waivers, and Consents. No provision of this Guaranty may be waived, amended, supplemented or otherwise modified, nor consent be given, except with the prior written consent of Investor, Company and Guarantor.

15.6 No Subrogation. Until all indebtedness, liabilities and obligations of Company owed to Investor have been paid in full, Guarantor shall not have any right of subrogation, contribution or reimbursement against Company or any other guarantor.

15.7 Survival of Representations and Warranties; Termination. All representations and warranties contained in this Guaranty shall survive the execution, delivery and performance of this Guaranty, the creation and payment of the Obligations, and any termination or expiration of this Guaranty. Notwithstanding anything to the contrary herein, this Guaranty shall automatically terminate and be of no further force or effect, and the Guarantor shall be unconditionally and irrevocably released from any and all obligations and liabilities hereunder, upon the payment and performance in full of all Obligations (other than obligations which by their express terms survive such payment and performance, to the extent no claim giving rise thereto has been asserted), including, without limitation, pursuant to an Automatic Exchange (as defined in the Note).

15.8 Joint and Several Liability. Guarantor’s covenants, obligations and agreements set forth herein are joint and several liabilities and obligations of Guarantor together with every other guarantor of the Obligations, whether now existing or hereafter arising, and whether or not such other guarantors are named in this Guaranty.

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IN WITNESS WHEREOF, Guarantor has executed this Guaranty to be effective as of the date first set forth above.

Virtuix Inc., as Guarantor

By:	/s/ Jan Goetgeluk
Jan Goetgeluk, CEO

[Signature Page to Guaranty]

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